Exhibit 99.1

Douglas Elliman Lists on the NYSE Under the Ticker Symbol “DOUG”

Poised to Capitalize on Highly Attractive Dynamics in U.S. Residential Real Estate Market as an Independent Company

NEW YORK, NY — December 30, 2021 —Douglas Elliman Inc. (NYSE: DOUG) (“Douglas Elliman”) today announced that it has completed its previously announced spin-off from Vector Group Ltd. (NYSE: VGR). Douglas Elliman will begin trading today on the New York Stock Exchange under the symbol “DOUG” and has been added to the S&P SmallCap 600®, effective prior to the open of trading today.

Douglas Elliman Realty, LLC is one of the largest residential brokerage companies in the New York metropolitan area and the sixth largest in the U.S. Douglas Elliman has an established and growing presence in most major luxury markets – primarily international finance and technology hubs that are densely populated and offer housing inventory at premium pricing points. Douglas Elliman’s attractive financial profile includes a strong balance sheet with $200 million of net cash and significant operating leverage, supported by a track record of impressive revenue growth, disciplined expense management led by seasoned industry executives, healthy margins and limited capital expenditures.

As a standalone company, Douglas Elliman will leverage these core competencies and differentiated market focus to pursue profitable growth opportunities through market expansion, retention and recruitment of best-in-class talent and acquisitions and acqui-hires. Douglas Elliman will also source, use and invest in early-stage, disruptive property technology (“PropTech”) solutions and companies that easily integrate into its technology foundation, allowing Douglas Elliman to remain flexible, nimble and asset-light while providing cutting-edge solutions that improve client, customer and agent experience.

“Today marks an exciting new chapter for Douglas Elliman,” said Howard M. Lorber, Chairman and Chief Executive Officer of Douglas Elliman. “As a standalone company, Douglas Elliman will leverage its differentiated approach, portfolio of innovative technology services and a best-in-class team of employees and agents to capitalize on growth opportunities in the highly attractive U.S. residential real estate market. We believe there is a bright future ahead for our company as a standalone entity.”

“We are thrilled that Douglas Elliman has reached this milestone – one that would not be possible without the hard work and dedication of our incredible agents and employees,” said Scott Durkin, Chief Executive Officer of Douglas Elliman Realty, LLC. “As a standalone company, we look forward to building on Douglas Elliman’s leading luxury brand and longstanding tradition of excellence, while continuing to drive long-term value for stockholders.”

About Douglas Elliman Inc.

Douglas Elliman Inc. (NYSE: DOUG) is one of the largest residential brokerage companies in the New York metropolitan area, which includes New York City, Long Island, Westchester, Connecticut, New Jersey and the Hamptons, and the sixth largest in the U.S., with substantial businesses in California, Colorado, Texas, Florida and Massachusetts. In addition, Douglas Elliman sources, uses and invests in early-stage, disruptive property technology (“PropTech”) solutions and companies and provides other real estate services, including development marketing, property management and settlement and escrow services in select markets. Additional information concerning Douglas Elliman is available on its website, www.elliman.com.

Investors and others should note that we may post information about Douglas Elliman on our website at www.elliman.com or, if applicable, on our accounts on Facebook, Instagram, LinkedIn, TikTok, Twitter, YouTube or other social media platforms. It is possible that the postings or releases could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in Douglas Elliman to review the information we post on our website at www.elliman.com and on our social media accounts.

Special Note on Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include information relating to our intent, belief or current expectations, primarily with respect to, but not limited to, economic outlook, capital expenditures, cost reduction, cash flows, operating performance, growth expectations, competition, legislation and regulations, litigation, and related industry developments (including trends affecting our business, financial condition and results of operations).

Forward-looking statements can be identified by words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may be,” “objective,” “opportunistically,” “plan,” “potential,” “predict,” “project,” “prospects,” “seek,” and “will be” and similar words or phrases or their negatives. Forward-looking statements involve important risks and uncertainties that could cause our actual results, performance or achievements to differ materially from our anticipated results, performance or achievements expressed or implied by the forward-looking statements. Further information on the risks and uncertainties to the business of Douglas Elliman include the risk factors described in the filings of Douglas Elliman with the SEC.

Factors that could cause actual results of Douglas Elliman to differ materially from those suggested by forward-looking statements include: general economic and market conditions, and any changes therein, due to acts of war and terrorism or otherwise; governmental regulations and policies; adverse changes in global, national, regional and local economic and market conditions, including those related to pandemics and health crises, such as the outbreak of COVID-19 and the impact of potential COVID-19 variants; the extent and timing of COVID-19 vaccine administration and the duration of the COVID-19 pandemic; Douglas Elliman’s ability to effectively manage the impacts of the COVID-19 pandemic and any government-mandated or encouraged suspension of our business operations; the impacts of the Tax Cuts and Jobs Act of 2017, including its impact on the markets of Douglas Elliman’s business; effects of industry competition; severe weather events or natural or man-made disasters, including increasing the severity or frequency of such events due to climate change or otherwise, or other catastrophic events may disrupt Douglas Elliman’s business and have an unfavorable impact on home sale activity; the level of Douglas Elliman’s expenses, including its corporate expenses as a stand-alone publicly-traded company; Douglas Elliman’s status as an emerging growth company; the tax-free treatment of the spin-off; Douglas Elliman’s lack of operating history as a public company and costs associated with being an independent public company; potential dilution to holders of Douglas Elliman’s common stock as a result of issuances of additional shares of common stock to fund its financial obligations and other financing activities; the failure of Douglas Elliman or Vector Group to satisfy its respective obligations under the agreements entered into in connection with the spin-off of Douglas Elliman from Vector Group Ltd.; and the additional factors described under “Risk Factors” in the registration statement on Form S-1 filed with the SEC by Douglas Elliman.

The forward-looking statements speak only as of the date they are made, and we disclaim any obligation to update or revise the forward-looking statements contained herein, except as otherwise required by applicable federal securities laws.

Contacts

Stephen Larkin

Douglas Elliman Inc.

212-891-7042

Emily Claffey / Benjamin Spicehandler / Columbia Clancy

Sard Verbinnen & Co

212-687-8080

Eve Young

Sard Verbinnen & Co - Europe

+44 (0)20 3178 8914

For financial inquiries:

J. Bryant Kirkland III

Douglas Elliman Inc.

305-579-8000